Exhibit 10.1

SUPPORT AND NON-COMPETITION AGREEMENT

This SUPPORT AND NON-COMPETITION AGREEMENT, dated as of [July 30], 2019 (this “Agreement”), by and among Simmons First National Corporation (“Simmons”), an Arkansas corporation, The Landrum Company (“Landrum”), a Missouri corporation, and the undersigned shareholder[ and director] (the “Individual”) of Landrum.

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Simmons and Landrum are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Landrum will merge with and into Simmons, with Simmons as the surviving corporation (the “Merger”);

WHEREAS, as of the date hereof, the Individual is a [director][shareholder] of Landrum and has Beneficial Ownership of, in the aggregate, those shares of Class A Voting Stock, $0.01 par value per share, of Landrum (“Landrum Common Stock”) specified on Schedule 1 attached hereto, which, by virtue of the Merger, will be converted into the right to receive shares of Simmons Common Stock (as such term is defined in the Merger Agreement), and therefore the Merger is expected to be of substantial benefit to the Individual;

WHEREAS, as a material inducement to Simmons entering into the Merger Agreement, Simmons has requested that the Individual agree, and the Individual has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein; and

WHEREAS, other individuals, as a material inducement to Simmons entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar support and non-competition agreements.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
General

1.1.             Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

“Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Business” means the business of acting as a commercial, community or retail banking business, including but not limited to entities which lend money and take deposits.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means (i) the ownership, control, or power to vote 25 percent or more of any class of voting securities of the other Person, (ii) control in any manner of the election of a majority of the directors, trustees, managing members or general partners of the other Person, or (iii) the possession, directly or indirectly, of the power to exercise a controlling influence over the management or policies of the other Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security.

“Covered Shares” means, with respect to the Individual, the Individual’s Existing Shares, together with any shares of Landrum Common Stock or other capital stock of Landrum and any securities convertible into or exercisable or exchangeable for shares of Landrum Common Stock or other capital stock of Landrum, in each case that the Individual acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under Securities Laws.

“Existing Shares” means, with respect to the Individual, all shares of Landrum Common Stock Beneficially Owned by the Individual as specified on Schedule 1 hereto.

“Permitted Transfer” means a Transfer (i) as the result of the death of the Individual by the Individual to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Individual, (ii) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, and (iii) Transfers to any other shareholder and director and/or executive officer of Landrum who has executed a copy of this Agreement or similar support and non-competition agreement on the date hereof; provided, that in each case prior to the effectiveness of such Transfer, such transferee executes and delivers to Simmons and Landrum an agreement that is identical to this Agreement or such other written agreement, in form and substance acceptable to Simmons and Landrum, to assume all of Individual’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Individual is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Individual shall have made hereunder.

“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

“Representatives” means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, auditor, accountant, consultant, or other representative or agent of or engaged or retained by such Person.

“Restricted Period” has the meaning set forth in Section 2.3(a) hereof.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or Beneficial Ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing (other than a proxy for the purpose of voting the Individual’s Covered Shares in accordance with Section 2.1 hereof).

ARTICLE II
COVENANTS OF INDIVIDUAL

2.1.             Agreement to Vote. The Individual hereby irrevocably and unconditionally agrees that during the term of this Agreement, at Landrum’s Shareholders’ Meeting or at any other meeting of the shareholders of Landrum, however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of Landrum, the Individual shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Individual and that the Covered Shares are entitled to vote thereon or consent thereto:

(a)                appear at each such meeting or otherwise cause the Covered Shares as to which the Individual controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(b)                vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Individual controls the right to vote:

(i)                       in favor of the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and any actions required in furtherance thereof;

(ii)                     against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Landrum under the Merger Agreement;

(iii)                   against any Acquisition Proposal; and

(iv)                    against any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for the vote or written consent of the shareholders of Landrum that is intended or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, disable, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Landrum of its obligations under the Merger Agreement or by the Individual of his or her obligations under this Agreement.

2.2.             No Inconsistent Agreements. The Individual hereby covenants and agrees that, except for this Agreement, the Individual (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust or any other Contract with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, Consent or power of attorney with respect to the Covered Shares, (c) will not commit any act, except for Permitted Transfers, that could restrict or affect his or her legal power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Individual or otherwise prevent or disable the Individual from performing any of his or her obligations under this Agreement, and (d) has not taken and shall not take any action that would make any representation or warranty of the Individual contained herein untrue or incorrect or have the effect of impeding, interfering with, preventing, delaying, postponing, discouraging, disabling or adversely affecting the Individual’s performance of any of his or her obligations under this Agreement.

2.3.             Non-Competition.

(a)                The Individual hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the second anniversary of the Closing Date (the “Restricted Period”), such Individual shall not within 50 miles of any branch or other office of Landmark Bank in operation as of the date of this Agreement, directly or indirectly, either for him or herself or for any other Person other than for Simmons or its Affiliates, participate in any business (including, without limitation, any division, group or franchise of a larger organization) that engages (or proposes to engage) in the Business; provided, that if as of the date hereof the Individual holds not more than a 5% direct or indirect equity interest in such Person, then the Individual may retain (but not increase) such ownership interest without being deemed to “participate” in the Business conducted by such Person. For purposes of this Agreement, the term “participate” shall mean having more than 5% direct or indirect ownership interest in any Person, whether as a sole proprietor, investor, owner, equity holder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, member, supervisor, employee, agent, or otherwise), with respect to the Business. Further notwithstanding the foregoing, the limitations set forth above shall not be effective with regard to service by the Individual with respect to consulting or other professional (but not banking) services in a manner that is consistent with the same kinds of consulting or other professional services provided by the Individual at any time during the two years prior to the date of this Agreement.

(b)                The Individual covenants and agrees that during the Restricted Period, the Individual shall not directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Simmons’s prior written consent (other than for the benefit of Simmons or its Affiliates), solicit, call upon, communicate with or attempt to communicate (whether by mail, telephone, electronic mail, personal meeting or any other means, excluding general solicitations of the public that are not based in whole or in part on any list of customers of Landrum or any of its Affiliates) with any Person that is or was a customer of Landrum or any of its Affiliates during the one-year period preceding the Closing Date for the purpose of engaging in opportunities related to the Business or contracts related to the Business or, except in the ordinary course of conducting the business described in Schedule 2, interfere with or damage (or attempt to interfere with or damage) any relationship between Landrum or its Affiliates and any such customers.

(c)                The Individual covenants and agrees that during the Restricted Period, such Individual shall not directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Simmons’ prior written consent, employ, engage, recruit, hire, solicit or induce, or cause others to solicit or induce, for employment or engagement, any employee of Landrum or its Affiliates (excluding general solicitations of the public that are not based on any list of, or directed at, employees of Landrum or its Affiliates).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1.             Representations and Warranties of the Individual. The Individual hereby represents and warrants to Landrum and Simmons as follows:

(a)                Organization; Authorization; Validity of Agreement; Necessary Action. The Individual has the requisite power, capacity and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Individual and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Individual, enforceable against him or her in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exceptions).

(b)                Ownership. Except for the Covered Shares, the Individual is not the Beneficial Owner or registered owner of any other shares of Landrum Common Stock or rights to acquire Landrum Common Stock. The Existing Shares are, and all of the Covered Shares owned by the Individual from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by the Individual except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. From the date hereof through and on the Closing Date, the Individual has and will have good and marketable title to the Existing Shares, free and clear of any Encumbrances. As of the date hereof, the Individual has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Individual’s Existing Shares and with respect to all of the Covered Shares owned by the Individual at all times through the Closing Date. The Individual has possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than Covered Shares held at the Depository Trust Company and/or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(c)                No Violation. The execution and delivery of this Agreement by the Individual does not, and the performance by the Individual of his or her obligations under this Agreement and the consummation by him or her of the transactions contemplated hereby will not, (i) conflict with or violate, or require any Consent pursuant to, any Law or Order applicable to the Individual or by which any of his or her Assets is bound, or (ii) conflict with, result in any Default, require any Consent pursuant to or result in the creation of any Encumbrance on the Assets of the Individual pursuant to, any Contract to which the Individual is a party or by which the Individual or any of his or her Assets or Covered Shares are bound.

(d)                Consents and Approvals. No Consent of the Individual’s spouse is necessary under any “community property” or other laws in order for the Individual to enter into and perform his or her obligations under this Agreement.

(e)                Legal Proceedings. There is no Litigation pending or, to the knowledge of the Individual, threatened against or affecting the Individual or any of his or her Affiliates that could reasonably be expected to impair the ability of the Individual to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)                 Reliance by Simmons. The Individual understands and acknowledges that Simmons is entering into the Merger Agreement in reliance upon the Individual’s execution and delivery of this Agreement and the representations and warranties of Individual contained herein.

ARTICLE IV
OTHER COVENANTS

4.1.             Prohibition on Transfers; Other Actions.

(a)                Until the earlier of the receipt of the Landrum Shareholder Approval or the date on which the Merger Agreement is terminated in accordance with its terms, the Individual hereby agrees not to (i) Transfer any of the Covered Shares or any other interest specifically in the Covered Shares unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Individual’s representations, warranties, covenants and obligations under this Agreement; (iii) except as otherwise permitted by this Agreement or by Order, take any action that could restrict or otherwise affect the Individual’s legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him or her in accordance with this Agreement, or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (iv) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. Following the date hereof, Landrum shall notify its transfer agent that there is a stop transfer order with respect to all of the Covered Shares until the termination of this Agreement and that this Agreement places limits on the voting of the Covered Shares subject to the provisions of this Agreement.

(b)                The Individual understands and agrees that if the Individual attempts to Transfer, vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, Landrum shall not, and the Individual hereby unconditionally and irrevocably instructs Landrum to not (i) permit such Transfer on its books and records, (ii) issue a new certificate representing any of the Covered Shares, or (iii) record such vote unless and until the Individual shall have complied with the terms of this Agreement.

(c)                Statements. The Individual shall not make any statement, written or oral, to the effect that he or she does not support the Merger or that other shareholders of Landrum should not support the Merger.

4.2.             Certain Events. The Individual agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares and shall be binding upon any Person to which legal or Beneficial Ownership of the Covered Shares shall pass, whether by operation of Law or otherwise, including the Individual’s successors or assigns. In the event of a stock split, stock dividend, merger (other than the Merger), exchange, reorganization, recapitalization or distribution, or any change in the capital structure of Landrum affecting the Landrum Common Stock, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such additional securities of Landrum and any securities into which or for which any or all of such securities may be changed or exchanged or which are received in such transaction.

4.3.             Notice of Acquisitions, etc. The Individual hereby agrees to notify Landrum as promptly as practicable (and in any event within two Business Days after receipt) in writing of (i) the number of any additional shares of Landrum Common Stock or other securities of Landrum of which the Individual acquires Beneficial Ownership on or after the date hereof and (ii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.

4.4.             Non-Solicit. In his or her capacity as a shareholder of Landrum, and not in his or her capacity as a [director][officer] of Landrum, the Individual shall not, and shall use his or her reasonable best efforts to cause his or her Affiliates and each of their respective Representatives not to, directly or indirectly, (a) solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal, (b) engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any information or data in connection with, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (c) adopt, approve, agree to, accept, endorse or recommend any Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of Landrum’s shareholders with respect to an Acquisition Proposal, (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Landrum that takes any action in support of an Acquisition Proposal, or (g) approve, endorse, recommend, agree to or accept, or propose to approve, endorse, recommend, agree to or accept, any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction.

4.5.             Waiver of Appraisal Rights. To the fullest extent permitted by applicable Law, the Individual hereby waives any rights of appraisal he or she may have under applicable Law.

4.6.             Further Assurances. From time to time, at the request of Simmons and Landrum and without further consideration, the Individual shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Individual hereby authorizes Simmons and Landrum to publish and disclose in any announcement or disclosure related to the Merger Agreement, including the Proxy Statement/Prospectus, the Individual’s identity and Beneficial Ownership of the Covered Shares and the nature of the Individual’s obligations under this Agreement.

ARTICLE V
MISCELLANEOUS

5.1.             Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Closing and (b) the date of termination of the Merger Agreement in accordance with its terms; provided, that (i) if the Closing occurs, the provisions of Section 2.3 shall survive until the end of the Restricted Period, and (ii) the provisions of ARTICLE V shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement.

5.2.             No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Simmons or Landrum any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares, if any, shall remain vested in and belong to the Individual, and Simmons or Landrum shall not have any authority to direct the Individual in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3.             Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

(a)                Simmons:

Simmons First National Corporation

601 E. 3rd Street, 12th Floor

Little Rock, Arkansas 72201

Facsimile Number: (870) 850-2605

Attention: George A. Makris, Jr., Chairman & CEO

Email: george.makris@simmonsbank.com

with a copy to:

Simmons First National Corporation

601 E. 3rd Street, 12th Floor

Little Rock, Arkansas 72201

Facsimile Number: (501) 558-3145

Attention: Patrick A. Burrow, EVP & General Counsel

Email: pat.burrow@simmonsbank.com

and

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001

Facsimile Number: (202) 778-5988

Attention: Frank M. Conner III

Email: rconner@cov.com

Attention: Michael P. Reed

Email: mreed@cov.com

(b)                Landrum:

The Landrum Company

801 East Broadway

Columbia, Missouri 65201

Facsimile Number: 573-875-1468
Attention: Kevin D. Gibbens
Email: kevin.gibbens@landmarkbank.com

Copy to Counsel:

Polsinelli PC
100 South Fourth Street
St. Louis, Missouri 63102
Facsimile Number: 314-622-6701
Attention: Kenneth H. Suelthaus

Email: ksuelthaus@polsinelli.com
Attention: Larry K. Harris

Email: lharris@polsinelli.com

(c)                if to the Individual, to those persons indicated on Schedule 1.

5.4.             Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties hereto acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties hereto and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

5.5.             Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e- mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

5.6.             Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, arrangements, agreements or representations by or among the parties hereto, written and oral, that may have related to the subject matter hereof in any way.

5.7.             Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                The parties hereto agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Arkansas without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(b)                Each party hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Arkansas (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.3.

(c)                EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8.             Amendment; Waiver. To the extent permitted by Law, this Agreement may be amended or waived by a subsequent writing signed by each of the parties hereto upon the approval of each of the parties hereto.

5.9.             Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties hereto shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto waives any defense in any action for specific performance that a remedy at law would be adequate.

5.10.          Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.11.          Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

5.12.          No Third Party Beneficiaries. Nothing in this Agreement (including the documents and instruments referred to herein) expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no Consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.

5.13.          [Individual Capacity. The Individual is signing this Agreement solely in his or her capacity as a Beneficial Owner of Landrum Common Stock, and nothing herein shall prohibit, prevent or preclude the Individual from taking or not taking any action in the Individual’s capacity as an [officer][director] of Landrum to the extent permitted by the Merger Agreement.]

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

SIMMONS FIRST NATIONAL CORPORATION

By: __________________________

Name:

Title:

THE Landrum COMPANY

By: __________________________

Name:

Title:

INDIVIDUAL

______________________________

Name:

[Signature Page to Support Agreement]

Schedule 1

Number of Existing Shares and Notice Information

Name	Existing Shares

______________________________	_______________________________

Address for notice:

Name: ________________________

Street: ________________________

   ________________________

City, State: _____________________

ZIP Code: ______________________

Telephone: _____________________

Fax: __________________________

Email: ________________________

Schedule 2

[None.]